Exhibit 99.1

Maui Land & Pineapple Company Reports Third Quarter 2023 Results

KAPALUA, Hawai‘i  /  November 13, 2023 (BusinessWire) – Maui Land & Pineapple Company, Inc. (NYSE: MLP) today reported financial results covering the nine months ended September 30, 2023.

“Following the August wildfires on Maui, we continue to focus on resiliency by supporting current and future needs of the community through an increased housing supply, food and water security, and renewed connections of people and place.

As the stewards of land and commercial property on Maui, our mission is to meet these critical needs by carefully ensuring our assets are actively used to their fullest potential.

Nearly all our current tenants have reopened their businesses following the fires; however, the impacts from their temporary closures and reduced sales caused a decrease in lease revenue for the company in the third quarter. This, combined with one-time costs related to our leadership transition in 2023 and a strategic pause on land sales, has resulted in a loss for the quarter.

200 Village Road, Lahaina HI 96761 | (808) 877-3351 | mauiland.com

As we look ahead, our team is advancing the utilization of our entitled properties, filling existing vacancies in our commercial properties, and leasing available agricultural lands for productive use.” – Race Randle, CEO of Maui Land & Pineapple Company.

Third Quarter 2023 Highlights

●

Revenues  - Excluding land sales, the total operating revenues decreased by $334,000 for the nine months ended September 30, 2023, compared to the nine months ended September 30, 2022 primarily due to a reduction in percentage rent as a result of the Maui wildfires impact on the local economy. Including land sales, for the nine months ended September 30, 2023, the total operating revenues decreased by $11,915,000 to $6,872,000 compared to the same period last year as a direct result of two land sales closed in the prior year in the amount of $11,600,000.

●	Costs and expenses – Operating costs and expenses totaled $10,774,000 for the nine months ended September 30, 2023, an increase of $2,118,000 compared to the nine-month period ended September 30, 2022. The operating costs for the nine months ended September 30, 2023, included $1,508,000 of the operating costs and expenses were related to one-time costs of the leadership transition due to $1,258,000 for severance, accelerated vesting of incentive stock for departing executives and related legal and consulting fees for document preparation, and $250,000 for onboarding costs of new executive team. These costs are not anticipated to recur in the upcoming quarters with the exception of the monthly severance paid to the former CEO monthly through March 31, 2025. Other costs incurred in the nine months ended September 30, 2023 that were not incurred previously included $916,000 due to stock option valuation recognized for issued options recognized for the Board of Directors.
●

Net loss – Net loss was $3,673,000, or $0.19 per common share, in the nine months ended September 30, 2023, compared to net income of 9,783,000, or $0.50 per common share, in the nine months of 2022, as a direct result of land sales of $11,600,000 during the same period last year, versus no land sales in the current year, and increased operating costs.

200 Village Road, Lahaina HI 96761 | (808) 877-3351 | mauiland.com

●	Adjusted EBITDA (Non-GAAP) – For the nine months ending September 30, 2023, after adjusting for non-cash expenses of $3,524,000, Adjusted EBITDA was ($149,000).
●	Cash and Investments Convertible to Cash (Non-GAAP) – Cash and investments convertible to cash totaled $9,856,000 on September 30, 2023, a decrease of $1,636,000 compared to $11,492,000 at September 30, 2022. $778,000 of the decrease in cash is attributable to one-time expenses due to employment separations of the former CEO and Vice President and onboarding transition of the new CEO and Board Chairman realized in the nine months ended September 30, 2023.

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including Adjusted EBITDA, to provide information that may assist investors in understanding the Company's financial results and assessing its prospects for future performance. We believe we believe that Adjusted EBITDA is an important indicator of our operating performance because it excludes items that are unrelated to, and may not be indicative of, our core operating results. We believe cash and investments convertible to cash is an important indicator of liquidity because it includes items that are convertible into cash in the short term. These non-GAAP financial results are not intended to represent and should not be considered more meaningful measures than, or alternatives to, measures of operating performance or liquidity as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period.

200 Village Road, Lahaina HI 96761 | (808) 877-3351 | mauiland.com

EBITDA is a non-GAAP financial measure defined as net income (loss) excluding interest, taxes, and depreciation and amortization. Adjusted EBITDA is further adjusted for non-cash stock-based compensation expense and pension and post-retirement expenses. Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss). A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided further below.

Cash and investments convertible to cash is a non-GAAP financial measure defined as cash and cash equivalents plus restricted cash and investments. Cash and cash investments convertible to cash is a key measure used by the Company to evaluate internal liquidity.

Additional Information

More information about Maui Land & Pineapple Company’s second quarter 2023 operating results is available in the Form 10-Q filed with the Securities and Exchange Commission and posted at mauiland.com/.

About Maui Land & Pineapple Company

Maui Land & Pineapple Company, Inc. (NYSE: MLP) is dedicated to the thoughtful stewardship of over 22,000 acres of land along with approximately 260,000 square feet where Maui residents thrive in more resilient communities with additional housing opportunities, food and water security, and renewed connections of people and place. For over a century MLP has built a legacy of authentic innovation through conservation, agriculture, community building and land management. Our mission is to carefully maximize the use of our assets in a way that honors the past, meets the critical needs of the present, and enables a thriving future.

Company assets include land for future residential communities within the world-renowned Kapalua Resort, home to luxury hotels such as The Ritz-Carlton Maui and Montage Kapalua Bay, two championship golf courses, pristine beaches, a network of walking and hiking trails and the Pu‘u Kukui Watershed, the largest private nature preserve in Hawai‘i.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements regarding the utilization of our entitled properties, filling the vacancies on our commercial properties, the Company's ability to lease its agricultural lands, and the recurrence of severance costs. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC's Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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200 Village Road, Lahaina HI 96761 | (808) 877-3351 | mauiland.com

CONTACT

Investors:	Wade Kodama | Chief Financial Officer | Maui Land & Pineapple Company
e: wkodama@kapalua.com

Media:	Ashley Takitani Leahey | Vice President | Maui Land & Pineapple Company
e: ashley@mauiland.com

Dylan Beesley | Senior Vice President | Bennet Group Strategic Communications
e: dylan@bennetgroup.com

200 Village Road, Lahaina HI 96761 | (808) 877-3351 | mauiland.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
	(in thousands except
	per share amounts)
OPERATING REVENUES
Real estate	$19	$11,600
Leasing	6,249	6,559
Resort amenities and other	604	628
Total operating revenues	6,872	18,787

OPERATING COSTS AND EXPENSES
Real estate	526	913
Leasing	2,984	2,608
Resort amenities and other	1,113	1,170
General and administrative	2,996	2,177
Share-based compensation	2,472	958
Depreciation	683	830
Total operating costs and expenses	10,774	8,656

OPERATING INCOME (LOSS)	(3,902)	10,131

Other income	598	-
Pension and other post-retirement expenses	(364)	(343)
Interest expense	(5)	(5)
NET INCOME (LOSS)	$(3,673)	$9,783
Other comprehensive income - pension, net	247	468
TOTAL COMPREHENSIVE INCOME (LOSS)	$(3,426)	$10,251

NET INCOME (LOSS) PER COMMON SHARE-BASIC AND DILUTED	$(0.19)	$0.50

200 Village Road, Lahaina HI 96761 | (808) 877-3351 | mauiland.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,771	$8,499
Restricted cash	-	10
Accounts receivable, net	869	892
Investments, current portion	2,752	2,432
Prepaid expenses and other assets	739	368
Assets held for sale	3,131	3,019
Total current assets	14,262	15,220

PROPERTY & EQUIPMENT, NET	16,049	15,878

OTHER ASSETS
Investments, net of current portion	333	551
Deferred development costs	9,585	9,566
Other noncurrent assets	1,217	1,191
Total other assets	11,135	11,308
TOTAL ASSETS	$41,446	$42,406

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,129	$589
Payroll and employee benefits	783	869
Accrued retirement benefits, current portion	142	142
Deferred revenue, current portion	289	227
Other current liabilities	467	480
Total current liabilities	2,810	2,307

LONG-TERM LIABILITIES
Accrued retirement benefits, net of current portion	2,633	2,612
Deferred revenue, net of current portion	1,400	1,500
Deposits	2,148	2,185
Other noncurrent liabilities	17	30
Total long-term liabilities	6,198	6,327
TOTAL LIABILITIES	9,008	8,634

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock--$0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock--$0.0001 par value; 43,000,000 shares authorized; 19,604,509 and 19,476,671 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	84,570	83,392
Additional paid-in-capital	10,098	9,184
Accumulated deficit	(54,210)	(50,537)
Accumulated other comprehensive loss	(8,020)	(8,267)
Total stockholders' equity	32,438	33,772
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$41,446	$42,406

200 Village Road, Lahaina HI 96761 | (808) 877-3351 | mauiland.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION (NON-GAAP) UNAUDITED

	Nine Months Ended September 30,
	2023	2022
	(in thousands)	(in thousands)

NET INCOME (LOSS)	$(3,673)	$9,783

Add: Non-cash expenses
Interest expense	5	5
Depreciation	683	830
Share-based compensation
Vesting of Incentive Stock for former CEO and Vice President upon separation	730
Vesting of Stock Options granted to Board Chair and Directors	915
Vesting of Stock Compensation granted to Board Chair and Directors	478	641
Vesting of employee Incentive Stock	349	317
Pension and other post-retirement expenses	364	343

ADJUSTED EBITDA (LOSS)	$(149)	$11,919

	September 30, 2023	December 31, 2022
	(unaudited)	(audited)
	(in thousands)	(in thousands)
CASH AND INVESTMENTS

Cash and cash equivalents	$6,771	$8,499
Restricted cash	-	10
Investments, current portion	2,752	2,432
Investments, net of current portion	333	551

TOTAL CASH AND INVESTMENTS CONVERTIBLE TO CASH	$9,856	$11,492

200 Village Road, Lahaina HI 96761 | (808) 877-3351 | mauiland.com